Exhibit 10.9

AQUILEX HOLDINGS LLC

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is entered into as of December 15, 2008 (the “Effective Date”), between John Douglas Milner (the “Executive”), Aquilex Corporation (the “Company”) and Aquilex Acquisition Sub III LLC (the “Acquirer”). Capitalized terms that are not defined in this Amendment shall have the meaning ascribed to them in the Unit Purchase Agreement (hereafter defined).

RECITALS

WHEREAS, the Executive and the Company entered into an employment agreement dated March 10, 2008 (the “Employment Agreement”) which set forth the terms of the Executive’s employment with the Company;

WHEREAS, Section 19.01 of the Employment Agreement provides that the Employment Agreement may be modified by a writing signed by each of the parties thereto;

WHEREAS the Acquirer, Harvest Partners V L.P., Harvest Partners LLC (solely in its capacity as Sellers’ Representative thereunder), Aquilex Holdings LLC, and other persons signatory thereto including the Executive entered into a unit purchase agreement dated October 4, 2008 (the “Unit Purchase Agreement”);

WHEREAS, as a condition and inducement to the Acquirer entering into the Unit Purchase Agreement, the Executive executed and delivered the Binding MOU (as defined in the Unit Purchase Agreement) dated October 4, 2008; and

WHEREAS the Binding MOU provides for and the parties wish to amend certain provisions of the Employment Agreement regarding the term of employment of the Executive and payments to the Executive upon a change of control pursuant to the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereby agree that the Employment Agreement shall be amended effective as of the Effective Date to the extent necessary to give effect to this Amendment as follows:

1. The first two sentences of Section 3.01 of the Employment Agreement shall be amended and restated in its entirety with the following language:

“Unless earlier terminated pursuant to Article 15, Employee’s initial term of employment hereunder shall commence on March 10, 2008 and shall continue through the 2nd anniversary of the “Closing Date” (as defined in the Unit Purchase Agreement) (the “Initial Term”). Thereafter, this Agreement shall automatically renew for successive one year periods on the same terms and conditions set forth herein unless: (a) earlier terminated or amended as provided herein or (b) either party gives written notice of non-renewal at least sixty (60) days prior to the end of the Initial Term or any renewal term of this Agreement.”

2. Section 4.04 of the Employment Agreement shall be amended and restated in its entirety with the following language:

“4.04 Intentionally left blank”

3. Section 4.06 of the Employment Agreement shall be amended and restated in its entirety with the following language:

“To assist in Employee’s move to the Atlanta, Georgia area, Employer agrees to reimburse Employee an amount which, on an after-tax basis (including federal, state and local income taxes) equals all reasonable and documented “moving expenses” incurred in moving Employee from Employee’s current residence to Employee’s new residence in the Atlanta, Georgia area. For purposes of this Section 4.06, “moving expenses” means (a) the cost of moving Employee’s household goods (excluding extraordinary items, such as boats, spas, etc.), (b) realtor fees on the sale of Employee’s primary residence that are not borne by the purchaser of such residence (up to a maximum of 6%), (c) costs associated with Employee’s temporary housing (up to a maximum of three months) and (d) closing costs on the purchase of Employee’s new home, including legal fees (assuming a 0 point mortgage). Such amounts shall be paid in accordance with Employer’s regular expense reimbursement policy that is now or hereinafter in effect and in no event later than the last day of the year following the year in which the applicable expenses are incurred.”

4. Except as set forth herein, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

5. If the Unit Purchase Agreement is terminated pursuant to its terms prior to the Closing, then this Amendment will be null and void and of no further force or effect.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AQUILEX CORPORATION

By:	/s/ Russell Hammond
Name:	Russell Hammond
Title:

AQUILEX ACQUISITION SUB III LLC

By:	/s/ Russell Hammond
Name:	Russell Hammond
Title:

EXECUTIVE

/s/ John Douglas Milner
John Douglas Milner